Exhibit 3.25

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:21 PM 04/14/2010
FILED 05:21 PM 04/14/2010
SRV 100384728 – 4811790 FILE
State of Delaware
Limited Liability Company
Certificate of Formation
1.	The name of the limited liability company is Swift Transportation Services, LLC.
2.	The address of its registered office in the State of Delaware is 160 Grantee Drive, Suite 101, Dover, Delaware 19904. The name of its registered agent at such address is National Registered Agents, Inc.
3.	The limited liability company will be formed effective April 16, 2010 at 11:57 p.m. (Eastern Daylight Time).
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date set forth below.
Dated: April 14, 2010

/s/ Jerry Moyes Jerry Moyes, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:21 PM 04/14/2010
FILED 05:21 PM 04/14/2010
SRV 100384728 – 4811790 FILE
STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A NON-DELAWARE CORPORATION TO A
LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY ACT
     1. The date the corporation first formed is June 8, 1998.
     2. The jurisdiction where the corporation first incorporated is Nevada.
     3. The jurisdiction immediately prior to filling this Certificate is Nevada.
     4. The name of the corporation immediately prior to filing this Certificate is Swift Transportation Corporation.
     5. The name of the limited liability company as set forth in the Certificate of Formation is Swift Transportation Services, LLC.
     6. This conversion will be effective April 16, 2010 at 11:57 p.m. (Eastern Daylight Time).
Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 14 day of April 2010.

Swift Transportation Corporation

By:	/s/ Jerry Moyes
Name:	Jerry Moyes
Its:	CEO & President

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
[signature]	20100241526-83
Ross Miller	Filing Date and Time
Secretary of State	04/14/2010 2:30 PM
State of Nevada	Entity Number
	C13312-1998

Articles of Conversion
(PURSUANT TO NRS 92A.205)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion
(Pursuant to NRS 92A.205)

1. Name and jurisdiction of organization of constituent entity and resulting entity:

Swift Transportation Corporation
Name of constituent entity

Nevada
Jurisdiction

Corporation
Entity type *

and,

Swift Transportation Services, LLC
Name of resulting entity

Delaware
Jurisdiction

Limited Liability Company
Entity type *

2. A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3. Location of plan of conversion: (check one)

- [ ] The entire plan of conversion is attached to these articles.
- [x] The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.
- [ ] The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330.

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust .

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Conversion Page 1
Revised: 4-03-09

Articles of conversion pursuant to field in the office of secretary of state state of nevada 2010024152683 entry number c133121998

Article of conversion Page 2 pursuant to